Exhibit 99.1
Victoria’s Secret & Co. Presents Strategic Plan Focused on Accelerating the Core and Driving Growth Initiatives to Deliver the Potential of the Victoria's Secret and PINK Brands
Third Quarter 2023 Guidance Range Improves

Reynoldsburg, Ohio (October 11, 2023)—Victoria’s Secret & Co. (“Victoria’s Secret” or the “Company”) (NYSE: VSCO) will be hosting a meeting for investors and analysts tomorrow to share the Company’s strategic growth plan to support its ambition to be the world’s leading fashion retailer of intimate apparel and deliver the full potential of the Victoria’s Secret and PINK brands.

Chief Executive Officer Martin Waters commented, “At our Investor Day last year, we declared our goal to be the world’s leading fashion retailer of intimate apparel and we defined our three strategic priorities designed to support our goal: Strengthen Our Core, Ignite Growth and Transform the Foundation. Our strategic initiatives to ignite growth are tracking well ahead of our plan as evidenced by significant growth in our international business and the acquisition of the Adore Me brand, which is also expanding and presenting synergy opportunities for VS&Co. Our focus on transforming the foundation is also tracking ahead of our plan as our base cost levels are decreasing and our organization is becoming more efficient. The strategic priority to strengthen our core business in North America has been our most challenged work over the past year as the macroeconomic environment has become more uncertain, the domestic intimates market has softened, and our merchandise assortment has been insufficiently differentiated. Importantly, we have put in place new talented leaders focused on merchandising and digital capabilities, worked tirelessly on evolving and innovating our go-to-market strategies, and are obsessed with knowing our customer better and elevating her shopping experience in our stores and online. We’re excited to share tomorrow our evolving strategic plan to accelerate our core, leverage our market leadership position, and unlock our opportunity to convert our significant cultural influence into long-term financial growth.”

Martin continued, “We have consistently said that we’re on a journey and our brand revolution and our strategy will not return their full potential overnight. Just over two years since becoming a stand-alone public company, the VS&Co story remains one of opportunity. We believe our evolving strategies will position the business to deliver the potential of our category-defining Victoria’s Secret and PINK brands.”

At its Investor Day, members of the senior leadership team will discuss the Company’s long-term strategic growth plan to accelerate the core business performance in its North American stores and digital business with a focus on its strategic growth drivers:

•Brand & Customer – new customer-centric brand articulations to target primary customers.

•Product – move from winning the intimates category to serving the style needs of all women by reinvigorating core products and refocusing and expanding the category lens.

•Go to Market – create brand heat and amplify cultural connection by thinking like a product-led entertainment brand, expanding reach through product launches and frequency of newness and reorganizing the sources of the stories that we tell.

•Customer Experience – turn understanding of her through insights and connected data into world-class seamless customer experiences.

Members of the senior leadership team will also discuss VS&Co’s strategy to build on momentum and to expand its global footprint, including multi-year plans to increase sales and profitability in existing international markets along with planned entry into new markets around the world. Additionally, with Adore Me now in the VS&Co family, senior leaders will also discuss the growth opportunities that exist driven by the Adore Me brand, which doubles as a tech powerhouse, providing tech-enabled synergies and growth drivers for the Victoria’s Secret and PINK brands.

Third Quarter and Full Year 2023 Financial Outlook
Commenting on third quarter results to date, Martin mentioned, “Our sales growth internationally has been ahead of plan and our sales trends in North America continue to improve each month as planned: August was better than second quarter, September was better than August, and our early October results have positioned us for our best month of the third quarter. This is consistent with our expectations and encouraging as we finalize our plans for the all-important holiday season and fourth quarter selling.”

Based on quarter to date trends and expectations for the balance of the quarter, the Company now estimates adjusted operating loss for third quarter 2023 in the range of $45 million to $65 million, compared to previously communicated guidance range of a loss of $45 million to $75 million, and adjusted net loss for the third quarter 2023 in the range of $0.70 to $0.90 per share, compared to previously communicated guidance of a loss of $0.70 to $1.00 per share. This adjusted operating loss and adjusted loss per share guidance is based on a net sales decline in the range of 3% to 5% in the third quarter 2023, compared to previously communicated guidance of a net sales decline in the low- to mid-single digit range compared to the third quarter last year.

The Company is also reaffirming previous guidance for full year 2023 which forecasts net sales to decrease in the low-single digit range compared to last year and the adjusted operating income rate to be in the range of 5% to 6% of net sales.

Adjusted net income (loss) and adjusted operating income (loss) are non-GAAP financial measures. Forecasted adjusted operating income (loss) and adjusted net income (loss) per diluted share for the third quarter and full year 2023 excludes the financial impact of purchase accounting items related to the Adore Me acquisition, including recognition in gross profit of purchase accounting fair value adjustments to acquired inventories as it is sold and expense (income) related to changes in the estimated fair value of contingent consideration and performance-based payments, as well as the amortization of intangible assets. The Company is not able to provide a reconciliation of forward-looking adjusted operating income (loss) or adjusted net income (loss) per diluted share to the most directly comparable forward-looking GAAP financial measures because the Company is unable to provide a meaningful or accurate reconciliation or estimation of certain reconciling items without unreasonable effort, due to the inherent difficulty in forecasting the timing of, and quantifying, the various purchase accounting items that are necessary for such reconciliation.

Investor Day Event Details
The event will be hosted tomorrow at the Company’s office located at 55 Water Street in New York, New York and will be broadcast live via webcast on the Investors section of the Company’s website beginning at 9:00 a.m. Eastern. Speaking to investors tomorrow will be Martin Waters, Chief Executive Officer; Tim Johnson, Chief Financial and Administrative Officer; Greg Unis, Brand President – Victoria’s Secret & PINK; Christine Rupp, Chief Customer Officer; Arun Bhardwaj, Head of International; and Morgan Hermand-Waiche, Founder & Chief Executive Officer – Adore Me. A replay of the webcast and presentation materials will be available on the Investors section of the Company’s website following the event.

About Victoria’s Secret & Co.
Victoria’s Secret & Co. (NYSE: VSCO) is a specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swim, as well as award-winning prestige fragrances and body care. VS&Co is comprised of market leading brands, Victoria’s Secret and Victoria’s Secret PINK, that share a common purpose of inspiring and uplifting our customers in every stage of their lives, and Adore Me, a technology-led, digital-first innovative intimates brand serving women of all sizes and budgets at all phases of life. We are committed to empowering our more than 30,000 associates across a global footprint of 1,350 retail stores in nearly 70 countries. We provide our customers with products and experiences that make them feel good inside and out while driving positive change through the power of our products, platform and advocacy.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the U.S. Private Securities Litigation Reform Act of 1995) contained in this press release or made by us, our management, or our spokespeople involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements, and any future performance or financial results expressed or implied by such forward-looking statements are not guarantees of future performance. Forward-looking statements include, without limitation, statements regarding our future operating results, the implementation and impact of our strategic plans, and our ability to meet environmental, social, and governance goals. Words such as “estimate,” “commit,” “target,” “goal,” “project,” “plan,” “believe,” “seek,” “strive,” “expect,” “anticipate,” “intend,” “potential,” “will” and any similar expressions are intended to identify forward-looking statements. Risks associated with the following factors, among others, could affect our financial performance and cause actual results to differ materially from those expressed or implied in any forward-looking statements:

•the spin-off from Bath & Body Works, Inc. (f/k/a L Brands, Inc.) may not be tax-free for U.S. federal income tax purposes;
•we may not realize all of the expected benefits of the spin-off;
•general economic conditions, inflation, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•the novel coronavirus (COVID-19) global pandemic has had and may continue to have an adverse effect on our business and results of operations;
•difficulties arising from turnover in company leadership or other key positions;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•our dependence on mall traffic and the availability of suitable store locations on appropriate terms;
•our ability to successfully operate and expand internationally and related risks;
•our independent franchise, license, wholesale and joint venture partners;
•our direct channel business;
•our ability to protect our reputation and the image of our brands;
•our ability to attract customers with marketing, advertising and promotional programs;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;
•our ability to realize the potential benefits and synergies sought with the acquisition of AdoreMe, Inc.;
•our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
◦political instability, environmental hazards or natural disasters;
◦significant health hazards or pandemics;
◦legal and regulatory matters;
◦delays or disruptions in shipping and transportation and related pricing impacts; and
◦disruption due to labor disputes;
•our geographic concentration of vendor and distribution facilities in central Ohio and Southeast Asia;
•the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•fluctuations in freight, product input and energy costs, including those caused by inflation;
•our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data and system availability;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•shareholder activism matters;
•our ability to maintain our credit rating;
•our ability to comply with regulatory requirements; and
•legal, tax, trade and other regulatory matters.

Except as may be required by law, we assume no obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2023.

For further information, please contact:

Victoria's Secret & Co.:
Investor Relations:	Media Relations:
Kevin Wynk	Brooke Wilson
investorrelations@victoria.com	communications@victoria.com